Contact:	Timothy M. Doyle Senior Managing Director, CFO 858.551.0511

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION ANNOUNCES
ANNUAL SHAREHOLDERS MEETING

La Jolla, California (April 19, 2005)-----ITLA Capital Corporation (NASDAQ-ITLA) announced today that its Annual Shareholders Meeting will take place at 2:00 p.m. PDT, on July 27, 2005, at the hotel Estancia La Jolla located at 9700 North Torrey Pines Road, La Jolla, California. The voting record date shall be Friday, June 17, 2005.

ITLA Capital Corporation is the largest financial services company headquartered in the city of San Diego, California, and conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has seven retail branch locations and twenty six lending offices located in the Western United States, the Southeast, the Mid-Atlantic states, the Ohio Valley, the Metro New York area, and New England.

For additional information, contact Timothy M. Doyle, Sr. Managing Director and Chief Financial Officer at (858) 551-0511.

www.itlacapital.com